Exhibit 99.1


CHINA BIOPHARMACEUTICALS HOLDINGS, INC.


FOR IMMEDIATE RELEASE:                        CONTACT:
                                              Chris Peng Mao, CEO
                                              86-10-85251616
                                              info@cbioinc.com

                                              Brian Rafferty
                                              212-889-4350
                                              brian.rafferty@taylor-rafferty.com

        China Biopharmaceuticals CEO Visit to Investors and Presentation

BEIJING,  China, July 19, 2006 -- China  Biopharmaceuticals  Holdings, Inc. (OTC
BB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, announced that its Chairman and CEO, Chris Peng Mao is visiting investors in the U.S., and his presentation can be found under Investor Info at the Company's website, www.cbioinc.com.

The Company will continue to make information available to the public on a timely basis.




















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CBH is a US public company with  operating  subsidiaries  and senior  management based in China.

For the year ended December 31, 2005, CBH reported in its 10K filed with the US Securities and Exchange Commission revenues of $31 million, operating income of $2.7 million and net income of $960,685.

For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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